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                                                                    EXHIBIT 10.1

              First Amendment to The Goodyear Tire & Rubber Company
                    Deferred Compensation Plan For Executives
                  (Amended and Restated as of January 1, 2002)


        Effective December 3, 2002, Section 5.1 of The Goodyear Tire & Rubber Company Deferred Compensation Plan For Executives (Amended and Restated as of January 1, 2002) is amended in its entirety as follows:

        SECTION 5.1. DESIGNATED PARTICIPANTS SUBJECT TO MANDATORY DEFERRALS. (a) Prior to December 3, 2002, any Performance Compensation, Salary or other cash compensation earned by any Executive Officer which, if paid as and when due, would not be deductible by the Company for Federal Income Tax purposes by reason of the limitations set forth at, or the provisions of, Section 162(m) of the Code and the regulations and rulings related thereto (for whatever reason such limitations are exceeded or the compensation payable to such Executive Officer is not excluded therefrom or the provisions thereof do not permit the deduction of such compensation) shall automatically be deferred until such time as may be necessary in order for the Company to assure the deductibility for Federal Income Tax purposes of all such compensation when paid to such Executive Officer. The Company's determination of the deductibility by the Company of such compensation of any Participant for Federal Income Tax purposes shall be final and binding on such Participant. To the extent possible, if the Executive Officer whose compensation is being or to be deferred has elected to defer Performance Compensation or Salary in accordance with Article IV of the Plan, such amounts will be so deferred prior to any deferral under this Article V. The Mandatory Deferred Amount in respect of each Plan Year (as adjusted by Equivalents) shall be payable as Mandatory Deferred Compensation.

        (b) On or after December 3, 2002, any Performance Compensation, Salary or other compensation paid to any Executive Officer will not be subject to Mandatory Deferral.



        Executed at Akron, Ohio effective as of the 3rd day of December, 2002.


                             The Goodyear Tire & Rubber Company


                      By:    /s/ Kathleen T. Geier
                             ---------------------------------------
                             Senior Vice President - Human Resources


ATTEST:
/s/ Bert Bell
---------------------
Assistant Secretary

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